EXHIBIT 23.1


Deloitte &
Touche
--------------------------------------------------------------------------------
                          Deloitte & Touche LLP        Telephone: (604) 669-4466
                          Suite 2100                   Facsimile: (604) 685-0395
                          1055 Dunsmuire Street
                          P.O. Box 49279
                          Four Bentall Centre
                          Vancouver, British Columbia
                          V7X 1P4




             CONSENT OF DELOITTE & TOUCHE LLP, CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 4,795,000 common shares of iQ Power Technology Inc. under the iQ Power Technology Inc. 1998 Stock Option Plan of our report dated April 30, 1999, with respect to the consolidated financial statements of iQ Power Technology Inc. for the years ended December 31, 1998, 1997 and 1996, included in its Special Financial Report on Form 10-KSB filed with the Securities Exchange Commission on August 3, 1999.


/s/ Deloitte & Touche LLP
Vancouver, British Columbia
August 3, 1999